EX.99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Safeco Tax-Exempt Bond Trust (the “Trust”), hereby certifies, to the best of his knowledge, that the Trust’s report on Form N-CSR for the period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 19, 2004

/s/ Kevin A. Rowell

Kevin A. Rowell President Safeco Tax-Exempt Bond Trust

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Safeco Tax-Exempt Bond Trust (the “Trust”), hereby certifies, to the best of his knowledge, that the Trust’s report on Form N-CSR for the period ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 19, 2004

/s/ David H. Longhurst

David H. Longhurst Treasurer Safeco Tax-Exempt Bond Trust

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.